EXHIBIT 10.37


                            CONTRIBUTION AGREEMENT
        (Real Estate located in Pulaski County, Arkansas and Viaticals)

              For good and valuable consideration, the receipt and sufficiency of which are acknowledged, this Contribution Agreement (this "Agreement") is made effective on the date indicated hereinbelow that the last party executed this Agreement (the "Effective Date"), between Capitol Development of Arkansas, Inc., an Arkansas corporation ("CDA"), and Trade Partners, Inc., a Michigan corporation ("Trade Partners").

                                   PREMISES:

              A. Trade Partners is in the business of acquiring, holding and transferring life insurance policies on persons with limited life expectancies, referred to as viatical settlement contracts.

              B. CDA owns several large tracts of land in Maumelle, Pulaski County, Arkansas, referred to herein as the Maumelle Tracts.

              C. Trade Partners and CDA desire to form a new limited liability company pursuant to Arkansas law and having the name, TradeArk Properties, LLC ("TradeArk"). Trade Partners and CDA shall be the initial members of TradeArk and shall capitalize TradeArk by Trade Partners contributing certain viatical settlement contracts described herein and CDA contributing the Maumelle Tracts subject to certain secured debt of CDA which will be paid by TradeArk.

                                  WITNESSETH:

              1.  Conveyance of Maumelle Tracts. CDA agrees to contribute to
                  -----------------------------
          TradeArk marketable fee simple title to the following described real property and improvements, together with all easements, improvements and appurtenant rights (hereafter collectively called the "Maumelle Tracts");

              1.1 Pine Ridge Tract. That approximately 192 acre tract of land
                  ----------------
          described on Exhibit 1.1, affixed hereto and by this reference made a part hereof (hereinafter referred to as the "Pine Ridge Tract");

              1.2 Rector Mountain Tract. That approximately 19 acre tract of
                  ---------------------
          land described on Exhibit 1.2, affixed hereto and by this reference made a part hereof (hereinafter referred to as the "Rector Mountain Tract");

              1.3 Tract D. That approximately 40 acre tract of land described on
          Exhibit 1.3, affixed hereto and by this reference made a part hereof (hereinafter referred to as the "Tract D Tract"); and

              1.4 Tract E. That approximately 6 acre tract of land described on
          Exhibit 1.4, affixed hereto and by this reference made a part hereof (hereinafter referred to as the "Tract E Tract").

          CDA and Trade Partners agree that the value of the Maumelle Tracts is agreed to be Eight Million Three Hundred Thousand Dollars ($8,300,000.00) (the "Agreed Land Value"). TradeArk shall assume at Closing debt of CDA associated with the Maumelle Tracts in the exact amount of Three Million Eight Hundred Thousand Dollars ($3,800,000.00) (the "Maumelle Assumed Debt"), which shall be identified by CDA at Closing. Some of the Maumelle Assumed Debt is secured by mortgages (the "Assumed Mortgages") on certain parcels of the Maumelle Tracts.

              2.  Conveyance of Viatical Settlement Contracts. Trade Partners
                  -------------------------------------------
          agrees to contribute to TradeArk on the terms hereafter stated, the Viatical Settlement Contracts for life insurance policies on individuals with a limited life expectancy (the "Viatical Settlement Contracts," "VSC's" or "Policies") which are described on Exhibit 2, affixed hereto and by this reference made a part hereof. CDA and Trade Partners agree that the value of the Viatical Settlement Contracts is agreed to be Eight Million Three Hundred Thousand Dollars
                             -------
          ($8,300,000.00) (the "Agreed Viaticals Value").

               3.  Title, Survey And Environmental Assessment.
                   -------------------------------------------

              3.1 Title Commitment. On or before 5:00 o'clock p.m., central
                  ----------------
          daylight savings time on the 5/th/ day after the Effective Date, CDA will provide to the Trade Partners a preliminary binder for issuance of an ALTA owner's title insurance policy (the "Title Commitment") reflecting TradeArk as the proposed insured, in the amount equal to the Agreed Land Value, issued by Beach Abstract & Guaranty Company, as agent for Chicago Title Insurance Company, showing fee simple title to the Maumelle Tracts to be in CDA, together with copies of all documents listed therein as exceptions to title. The Title Commitment shall include endorsements for zoning, non-imputation for any matters known to CDA as exception to the matters known to insured and undisclosed exception, contiguity (where applicable), access, tax parcel number, and survey, and the Commitment shall be without the "standard exceptions" that may be removed upon receipt of an owner's affidavit and a survey certified to the rifle company. Trade Partners shall be allowed ten (10) business days after receipt of all of the surveys described below, the Title Commitment, and all exceptions to title referenced in the Title Commitment to notify CDA in writing of any objections to CDA's title to the Maumelle Tracts. Title objections may also include any objections arising out of Trade Partners' review of the surveys described below. Said objections shall be in writing or be deemed waived. Objections may be determined by Trade Partners in the sole discretion of Trade Partners. Any exception to title disclosed in the Title Commitment and not objected to by Trade Partners and the Assumed Mortgages shall be deemed a "Permitted Exception". Upon receipt of any written objections, CDA shall promptly undertake to correct the defects in title objected to by Trade Partners. If CDA is unable to correct such defects within five (5) days after Trade Partners' receipt of any written objections to rifle, Trade Partners will have the option to waive such defect or terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder. If the rifle binder discloses judgments, bankruptcies or other exceptions against other persons having names the same as or similar to that of CDA, CDA, on request, shall deliver to Trade Partners and the title company affidavits showing that such judgments, bankruptcies or other exceptions are not against CDA. CDA shall also deliver any affidavits and documentary evidence required by the title company to eliminate all exceptions other than the Permitted Exceptions appearing in the title binder.

              3.2 Title Policy. On the Closing Date, CDA shall, at CDA's sole
                  ------------
          cost and expense, provide TradeArk with an owner's policy of title insurance on the parcels of the Maumelle Tracts then being conveyed pursuant to the Title Commitment.

              3.3 Survey. On or before 5:00 o'clock p.m. central daylight savings time on the 15/th/ day after the Effective Date, CDA shall deliver to Trade Partners current ALTA-ACSM surveys of the Maumelle Tracts certified to TradeArk and the title company, with the signature and seal of a Registered Land Surveyor for the State of Arkansas showing all easements affecting the land, the relation of the land to public thoroughfares for access purposes, the location of all buildings, and improvements and legal description compatible with Exhibits 1.1, 1.2, 1.3 and 1.4, and sufficient to convey title to the Maumelle Tracts.

              3.4 Environmental Assessments. Prior to execution of this
                  -------------------------
          Agreement, CDA has, at CDA's sole cost and expense, delivered to Trade Partners new or updated Phase I environmental site assessments for the Maumelle Tracts prepared by an environmental consultant, which are reasonably acceptable to Trade Partners.

              4.  Representations and Warranties of CDA. To induce Trade
                  -------------------------------------
          Partners to enter into this Agreement, CDA makes the following representations and warranties, each of which is material and relied upon by Trade Partners:

              4.1 Authorization. CDA is an Arkansas corporation which is (i)
                  -------------
          duly organized, validly existing and in good standing under the laws of the State of Arkansas, (ii) has the power and authority to contribute and convey the Maumelle Tracts; and (iii) prior to the Closing, shall have taken all actions required for the consummation of the transactions contemplated by this Agreement, or any other document delivered or to be delivered in connection with this Agreement;

              4.2 Title. CDA is the sole owner of good, fee simple,
                  -----
          unencumbered, marketable title to all of the real property to be contribute to TradeArk under this Agreement, subject only to the liens and encumbrances expressly stated in the Title Commitment, and those to be satisfied at or prior to Closing.

              4.3 No Contract Violations. The performance of the obligations of
                  ----------------------
          CDA under this Agreement will not violate any contract, document, order, or judgment applicable to CDA.

              4.4 No Litigation. There are no claims, litigation, or
                  -------------
          proceedings, pending, or, to the best of CDA's knowledge after due inquiry, threatened against the Maumelle Tracts.

              4.5. No Transfer. CDA will not transfer, lease or otherwise
                   -----------
          encumber the Maumelle Tracts prior to Closing.

              4.6. No Improvements. No improvements, repairs or other
                   ---------------
          construction has occurred on the Maumelle Tracts within 120 days prior to the effective date of this Agreement.

              4.7. No Leases or Contracts. There are no written or oral leases
                   ----------------------
          or occupancy agreements for any space on the Maumelle Tracts. There are no contracts or other agreements (other than as set forth in the Title Commitment) that could be binding on the Maumelle Tracts, except for a development agreement which CDA has entered with The Hathaway Group for the development of an office building on approximately five
          (5) acres of the Tract D Tract.

              4.8.  No Law Violations. There are not now outstanding, with
                    -----------------
          respect to the Maumelle Tracts, any notices of any uncorrected violations of any laws, statutes, ordinances, roles or regulations.

              4.9.  No Condemnation. No condemnation proceedings or eminent
                    ---------------
          domain proceedings are now pending or, to the best of Seller's knowledge, after due inquiry, contemplated against the Maumelle Tracts.

              4.10. No Assessments. No improvements have been installed or, to
                    --------------
          the best of CDA's knowledge, after due inquiry, are contemplated which could give rise to a special assessments against the Maumelle Tracts.

              4.11. Utility Availability. To the best of CDA's knowledge, after due inquiry, all water, sewer, gas, electricity, oil, telephone, cable and other utilities required for the development of the Maumelle Tracts, either enter the Maumelle Tracts through adjoining public streets, or if they pass through adjoining private land, do so in accordance with legal, valid and enforceable permanent public or private easements which will inure to the benefit of Trade Partners.

              4.12. Environmental Compliance. For purposes of this paragraph,
                    ------------------------
          Hazardous Material shall mean asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs), petroleum products and any other hazardous, dangerous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, roles, regulations, ordinances, orders, codes or statutes, in each case as amended including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), Safe Drinking water Act (42 U.S.C. (S) 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.,), Clean Air Act (42 U.S.C.
          (S) 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.) and any law, statute, regulation, role or ordinance of the State in which the Premises is located and any other governmental entity with jurisdiction over the Premises or any part thereof, concerning such hazardous, special or toxic materials, wastes or substances or any judicial or administrative interpretation of such laws, rules or regulations (all of the foregoing being herein collectively called "Environmental Laws"). Except as disclosed on Exhibit 4.12 attached hereto, to the best knowledge of CDA'

                    (1) The Maumelle Tracts are and at all times have been in
               compliance with all Environmental Laws;

                   (2) No notice, demand, claim or other communication has been given to or served on CDA or on previous owners of the Maumelle Tracts from any entity, governmental body or individual claiming any violation of any of the Environmental Laws or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources, and no basis for any of the foregoing exists;

                   (3) No underground storage tanks are or ever were located on the Maumelle Tracts;

                   (4) The soil, surface water and ground water of, under on or around the Maumelle Tracts are free from any Hazardous Material;

                   (5) The Maumelle Tracts have never been used for or in
               connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Material in excess of levels permitted by applicable Environmental Laws or the disposal of any such material;

                   (6) No asbestos or asbestos-containing materials have been installed, used or incorporated into or disposed of on the Maumelle Tracts;

                   (7) No PCBs are or ever have been located on, in or used in connection with the Maumelle Tracts; and

                   (8) No investigation, administrative order, administrative order by consent, consent order, agreement, litigation, or settlement is proposed or in existence or threatened or anticipated, with respect to or arising from the presence of any Hazardous Material or the transport of Hazardous Material with respect to the Maumelle Tracts.

          4.13 Subdivisions. The preliminary plat approved for the Pine
               ------------
          Ridge Tract is in compliance with applicable laws and ordinances. CDA is not aware of any legal or other matters that could interfere with the construction of street improvements in the subdivisions or the sale of lots in the subdivisions. CDA is not aware of any legal or other impediments to the development of the other residentially-zoned Maumelle Tracts as residential subdivisions.

              5.  Right of Termination by Trade Partners. Without limiting any
                  --------------------------------------
          of the fights of Trade Partners provided for elsewhere in this Agreement, it is agreed that the obligation of Trade Partners to close under this Agreement is conditioned upon the accuracy of all of CDA warranties and representations and the due compliance by CDA with all of its agreements set forth in this Agreement. If on the Closing Date, Trade Partners determines that any of CDA representations or warranties is untrue in any material respect, or if CDA has not complied in all material respects with any of CDA agreements, covenants or obligations in this Agreement, then Trade Partners may elect to terminate this Agreement by notice given to the CDA, in which event neither CDA nor Trade Partners shall have any further fights or obligations hereunder. CDA's representations and warranties shall not merge with the contract and shall survive the Closing of this Agreement.

          6.  Indemnity For CDA's Breach. In the event the transaction set forth
              --------------------------
          in this Agreement is consummated, CDA agrees to indemnify Trade Partners and hold Trade Partners harmless and defend Trade Partners from and against any and all loss, cost, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of a breach of any material representations, warranties, covenants, agreements or obligations of the Seller set forth in this Agreement. CDA's covenants pursuant to this Section 6 shall not merge with the contract and shall survive the Closing of this Agreement.

          7.  Representations  and Warranties of Trade Partners. To induce CDA
              -------------------------------------------------
          to enter into this Agreement, Trade Partners makes the following representations and warranties, each of which is material and relied upon by CDA:

              7.1 Authorization. Trade Partners is a corporation which (i) is
                  -------------
          duly organized, validly existing and in good standing under the laws of the State of Michigan, (ii) has the power and authority to contribute and convey the Viatical Settlement Contracts; and (iii) prior to the Closing, shall have taken all actions required for the consummation of the transactions contemplated by this Agreement, or any other document delivered or to be delivered in connection with this Agreement;

              7.2 Ownership of Viaticals. On the Closing Date, Trade Partners
                  ----------------------
          will be the owner of all beneficial interests in the Viatical Settlement Contracts and shall furnish to

          CDA evidence, representations and warranties of such ownership at Closing, whereupon all such beneficial interests shall be conveyed to TradeArk in such a manner as is satisfactory to both Trade Partners and CDA.

              7.3 Payment of Premiums for Policies. Trade Partners hereby
                  --------------------------------
          represents and warrants to CDA that at Closing all past premiums due on the Policies have been fully and timely paid and Trade Partners hereby covenants and agrees with CDA that all premiums on the Policies shall be fully and timely paid in the future at Trade Partner's expense.

              8.  Right of Termination by CDA. Without limiting any of the
                  ---------------------------
          fights of the CDA provided for elsewhere in this Agreement, it is agreed that the obligation of the CDA to close under this Agreement is conditioned upon the accuracy of all of the Trade Partners' material warranties and representations and the due compliance by the Trade Partners with all of its agreements set forth in this Agreement. If on the Closing Date, the CDA determines that any of Trade Partners' representations or warranties is untrue and in any material respect, or if Trade Partners has not complied in all material respects with any of the Trade Partners' material agreements, covenants or obligations in this Agreement, then CDA may elect to terminate this Agreement by notice given to Trade Partners, in which event neither CDA nor Trade Partners shall have any further rights or obligations hereunder. Trade Partners' representations and warranties shall not merge with the contract and shall survive the Closing of this Agreement.

              9.  Indemnity For Trade Partners' Breach. In the event the
                  ------------------------------------
          transaction set forth in this Agreement is consummated, Trade Partners agrees to indemnify CDA and hold CDA harmless and defend CDA from and against any and all loss, cost, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of a breach of any material representations, warranties, covenants, agreements or obligations of Trade Partners set forth in this Agreement. Trade Partners' covenants pursuant to this
          Section 9 shall not merge with the contract and shall survive the Closing of this Agreement.

              10. Tax Prorations. The following items shall be apportioned as of
                  --------------
          11'59 p.m. on the day immediately preceding the Closing Date: real estate taxes, including general taxes and special improvement district charges, due and payable prior to and accrued with regard to the year in which the Closing occurs; the general real estate taxes for the year of Closing so prorated (billed in arrears in the year following the year of Closing) will be deemed to be equal to the amount of the general real estate taxes assessed for the year immediately preceding the year in which the Closing occurs, and the proration shall be based on that AMOUNT.

          11.  Closing and Closing Documents.
               -----------------------------

               11.1 Closing and Closing Date. The closing (the "Closing") of the
                    ------------------------
          transactions contemplated hereby shall, subject to the provisions of this Agreement, occur effective March 31, 1999, unless CDA and Trade Partners agree to an earlier date, provided that all documents to effect the closing transfer shall be completed and delivered in escrow, pursuant to terms acceptable to both CDA and Trade Partners, for final delivery upon completion of all closing matters on or before April 30, 1999. At the Closing, CDA shall transfer to TradeArk title to the Maumelle Tracts, subject to the Assumed Mortgages and Trade Partners shall transfer to TradeArk those Viatical Settlement Contracts referred to in Section 2.

               11.2 CDA's Closing Obligations. On the Closing Date, CDA shall
                    -------------
          deliver and perform the following items:

                    (a) To TradeArk, the general warranty deeds (the "Deeds") in recordable form which is marked Exhibit 11.2(a) and affixed hereto, conveying the Maumelle Tracts to TradeArk then being conveyed free and clear of all liens and encumbrances except the Permitted Encumbrances;

                    (b) To TradeArk, an affidavit in a form acceptable to the
               title insurance company certifying that the Maumelle Tracts then being conveyed arc free from claims for mechanic's, materialman's and laborer's liens;

                    (c) To Trade Partners, appropriate resolutions from the
               directors and shareholders (if required) of CDA authorizing the transactions contemplated hereby and the execution and delivery of all of the documents executed in connection with this Agreement, and an opinion of legal counsel for CDA confirming due authorization;

                    (d) To Trade Partners, a certificate of CDA dated as of the
               Closing Date certifying that all of CDA's representations and warranties set forth in this Agreement remain true as of the Closing Date, or if not, specifying the respect in which such representation or warranty is no longer true,

                    (e) CDA shall satisfy each requirement of the Title
               Commitment as to the parcels of the Maumelle Tracts then being conveyed;

                    (f) To TradeArk, the policy of title insurance issued
               pursuant to the Title Commitment; and

                    (g) Such other documents as may be reasonably required by
               Trade Partners or TradeArk to effectuate the conveyance of the Maumelle Tracts.

                        11.3 Trade Partners' Closing Obligations. On the Closing
                             -----------------------------------
                        Date, Trade Partners shall deliver and perform the following items'

                    (a) To TradeArk, those documents necessary to transfer to
               TradeArk Trade Partners' ownership of the units in the Trust applicable to the Viatical Settlement Contracts described on
               Exhibit 2. The Trust shall include provisions acceptable to CDA and Trade Partners to ensure that (i) the trustee of the Trust has no discretion as to its actions but follows only the directives of TradeArk or its assignees, and (ii) the policies are not subject to the claims of any creditors of the Trust (other than creditors of TradeArk).

                    (b) To TradeArk and CDA, a third-party mortality profile
               issued by American Viatical Services of each person with a limited life expectancy who is insured by the Policies whose benefits are conveyed pursuant to the Funding Agreement, which report must have been issued within six (6) months prior to the date of Closing;

                    (c) To TradeArk and CDA, copies of the Policies;

                    (d) To CDA, satisfactory collateral or assurances as CDA and
               Trade Partners shall reasonably approve, securing or assuring the obligations of Trade Partners to pay premiums due on the Policies; and

                    (e) An agreement between Trade Partners, TradeArk and CDA, in form reasonably acceptable to Trade Partners and CDA, obligating Trade Partners to arrange for the payment of the premiums of the Viatical Settlement Contracts, the tracking of the viators, the filing of a claim for payment of death benefits, and the payment of the death benefits to TradeArk.

                    (f) Funding for a loan to TradeArk in an amount necessary to satisfy in full the Maumelle Assumed Debt and cause TradeArk to satisfy the Assumed Debt in full at Closing.

          12.  Costs, Brokers and Termination.
               ------------------------------

               12.1 CDA Costs. CDA will pay the following costs' CDA's
                    ---------
          attorneys' fees, the cost of the surveys and the environmental assessments all abstracting costs, costs incurred in issuing the Title Commitment (including any search charges and service fee and the title insurance policy issued pursuant to the Commitment), one-half of the revenue stamps, and filing fees due with respect to the recording of any mortgage satisfactions or releases of any liens.

               12.2 Trade Partners' Costs. Trade Partners will pay the following
                    ---------------------
          costs' Trade Partners' attorneys' fees, costs incurred in connection with Trade Partners' due diligence investigation, any premium on any mortgagee's policy of title insurance insuring Trade Partners' lender, one-half of the revenue stamps and the fees for recording the Deeds.

               12.3 Brokers; Indemnity. Each of Trade Partners and CDA represent
                    ------------------
          and warrants to the other that neither it nor its agents, officers or employees, have entered into any agreement, engaged, used the services of or otherwise dealt with any broker or real estate agent in connection with this transaction, provided, however, (i) CDA has entered into an agreement with Commercial Mortgage Underwriters, Inc., a California corporation, pursuant to which CDA is obligated to pay a broker's fee to Commercial Mortgage Underwriters, Inc., and (ii) Christine Zmudka, a principal of Trade Partners, is a real estate broker, doing business as "Resource Realty Exchange Group," licensed under the law of the State of Michigan. CDA and Trade Partners agree to indemnify and hold each other harmless and defend each other from and against any claim, loss, damage and liability, including without limitation reasonable attorneys' fees resulting from the claims of any broker or real estate agent if there is a breach of the foregoing warranty and representation by the party against whom indemnification is sought. The provisions of this Section shall survive the Closing hereunder.

               13.  Condemnation. If, prior to the Closing Date, all or any
                    ------------
          portions of the Maumelle Tracts are taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated, CDA shall notify the Trade Partners of such fact and Trade Partners shall have the option (which option shall be set forth in a notice from Trade Partners to CDA given not later than five (5) business days after receipt of CDA's notice):

                        (a) To terminate this Agreement, in which event neither
                    party shall have any further rights or obligations hereunder; or

                        (b) Acquiesce in the conveyance to TradeArk of title to
                    the Maumelle Tracts (other than the portion so taken) without any abatement of the Agreed Land Value, in which event CDA shall assign and mm over to TradeArk at the Closing, and TradeArk shall be entitled to receive and keep, all amounts awarded or to be awarded as the result of the taking.

               If Trade Partners does not select one of the options within the time indicated, Trade Partners shall be deemed to have elected subsection 13(b) hereof

               14.  Conditions to Obligations of Trade Partners. The obligations
                    -------------------------------------------
          of Trade Partners under this Agreement shall be subject to the following conditions, any of which may be waived by Trade Partners'

               14.1 Representations and Warranties Tree at Closing. Trade
                    ----------------------------------------------
          Partners shall not have discovered any material error, misstatement or omission in the representations and warranties made by the CDA in
          Section 4 hereof; the respective representations and warranties made by the CDA herein shall be deemed to have been made again at and as of the time of the applicable Closing and shall then be tree in all material respects; CDA shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the applicable Closing Date; and Trade Partners shall have received a certificate, dated as of the Closing Date and providing to the effect set forth in this Section 14.1.

     14.2 Consents. CDA shall have obtained and delivered to Trade Partners
          --------
written consents or approvals of all persons or entities whose consent or approval is required to consummate the transactions contemplated herein.

     14.3 Delivery, of Closing Documents. CDA shall have delivered to Trade
          ------------------------------
Partners and TradeArk each of the closing documents listed and set forth herein, together with any additional documents which Trade Partners may reasonably request in writing to effect the transactions contemplated herein.

     14.4 Financing. TradeArk shall have received a binding financing commitment
          ---------
on terms and conditions acceptable to Trade Partners for the transactions contemplated by this Agreement on or before the Final Closing.

     14.5 "Due Diligence" Period. Trade Partners shall be entitled to make any
           ---------------------
inspections, investigations, testing or other analysis of all or any portion of. the Maumelle Tracts. CDA expressly authorizes Trade Partners to enter onto the Maumelle Tracts for the purposes of the foregoing investigations. Trade Partners shall have until 5:00 p.m.E.S.T., on the tenth day after the Effective Date (the "Due Diligence Period") to undertake the foregoing investigations; however, if the tenth day is not a business day, the Due Diligence Period shall be extended until 5'00 p.m.E.S.T, of the first business day following the tenth day. CDA shall have the right to undertake its due diligence with regard to the Viatical Settlement Contracts during the Due Diligence Period. If Trade Partners determines, in its sole discretion, that it is not satisfied with the Maumelle Tracts or if CDA determines, in its sole discretion, that it is not satisfied with the Viatical Settlement Contracts, the dissatisfied party may, by written notice to the other sent prior to the expiration of the Due Diligence Period, terminate this Agreement, and thereafter, neither party shall have any obligations under this Agreement.

     15.  Conditions to Obligations of CDA. The obligations of CDA under this
          --------------------------------
Agreement, shall be subject to the following conditions, any of which may be waived by CDA:

     15.1 Representations and Warranties True at Closing. CDA shall not have
          ----------------------------------------------
discovered any material error, misstatement or omission in the representations and warranties made by the Trade Partners in Section 7 hereof, the respective representations and warranties made by the Trade Partners herein shall be deemed to have been made again at and as of the time of the applicable Closing and shall then be true in all material respects; Trade Parmers shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the applicable Closing; and CDA shall have received a certificate, dated as of the applicable Closing Date and providing to the effect set forth in this Section 15.1.

              15.2 Consents. Trade Partners shall have obtained and delivered to
                   --------
          CDA written consents or approvals of all persons or entities whose consent or approval is required to consummate the transactions contemplated herein.

              15.3 Delivery of Closing Documents. Trade Partners shall have
                   -----------------------------
          delivered to CDA and TradeArk each of the closing documents listed and set forth herein, together with any additional documents which CDA may reasonably request in writing to effect the transactions contemplated herein.

              15.4 Financing. TradeArk shall have received a binding financing commitment on terms and conditions acceptable to CDA for the transactions contemplated by this Agreement on or before the Final Closing

              16.  TradeArk Organization; Operating Agreement. The obligations
                   ------------------------------------------
           of CDA and Trade Partners, under this Agreement, shall be subject to CDA and Trade Partners organizing TradeArk prior to Closing as a manager managed limited liability company under the laws of the state of Arkansas and prior to Closing entering into an operating agreement (the "Operating Agreement") for TradeArk. Among other provisions, the Operating Agreement shall provide' (i) that CDA shall have an initial capital account in TradeArk in the mount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) and shall have a 35.16% interest in TradeArk upon contribution of the Maumelle Tracts and the assumption by TradeArk of the Maumelle Assumed Debt; (ii) that Trade Partners shall have an initial capital account in TradeArk in the amount of Eight Million Three Hundred Thousand Dollars ($8,300,000.00) and shall have a 64.84% interest in TradeArk upon contribution of the Viatical Settlement Contracts to TradeArk; (iii) that the day-to-day development activities of TradeArk shall be managed by a manager selected by a majority of the member interests in TradeArk; (iv) that, without unanimous approval of all the members of TradeArk, neither the Manager nor any Member shall amend the Operating Agreement, sell any assets to a party related to or controlled by any Member or the Manager, enter into any employment agreement with any person or contract with any company related to, controlled by or owning any interest in any member of TradeArk, sell any asset for less than the minimum sale price of said assets established by the members of TradeArk from time to time.

            17. Miscellaneous.
                --------------

                17.1 Notices.
                     --------

                     (a) All notices, demands or requests made pursuant to,
               under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand or request is being made by postage, prepaid, certified or registered mail, remm receipt requested, as follows:

                    TO CDA:            Michael G. Todd
                                       Capitol Communities Corporation
                                       25550 Hawthorne Boulevard, Suite 207
                                       Torrence, CA 90505
                                       Telecopier: (310)375-3941

                    WITH A COPY TO:    G. Robert Hardin
                                       Hardin & Grace, P.A.
                                       410 West Third Street, Suite 200
                                       Little Rock, AR 72201
                                       Telecopier: (501) 376-6337

                    TO TRADE
                    PARTNERS:          Trade Partners, Inc.
                                       Suite 570, Grand Plaza Place
                                       220 Lyons Court, NW
                                       Grand Rapids, MI 49503
                                       Atto: Thomas J. Smith, President
                                       Telecopier: (616) 456-9390

                    WITH A COPY TO:    Jonathan W. Anderson
                                       Varnum, Riddering, Schmidt & Howlett, LLP
                                       Bridgewater Place
                                       P.O. Box 352
                                       Grand Rapids, MI 49501-0352
                                       Telecopier: (616) 336-7000

                   (b) Any such notice, demand or request shall be deemed to
               have been rendered or given on the date of mailing.

                   (c) Notice of any address change shall be given in accordance with the provisions of this Section.

              17.2 Entire Agreement. This Agreement and the Exhibits attached
                   ----------------
          hereto contain all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written understandings. All provisions of this Agreement shall survive closing.

              17.3 Amendments. This Agreement may not be changed, modified or
                   ----------
          terminated except by an instrument executed by the parties hereto.

              17.4 Waiver. No waiver by either party of any failure or refusal
                   ------
          of the other party to comply with any of its obligations shall be deemed a waiver of any other or subsequent failure or refusal so to comply.

              17.5 Successors and Assigns. This Agreement shall be binding upon
                   ----------------------
          and shall insure to the benefit of the parties hereto and their respective successors and assigns. Trade Partners may assign its interest in this Agreement.

              17.6 Section Headings. The headings of the various Sections of
                   ----------------
          this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

              17.7 Governing Law. This Agreement shall be governed by and in
                   -------------
          accordance with the laws of the State of Arkansas applicable to contracts made and to be performed wholly within that State.

              17.8 Counterparts. This Agreement may be executed in counterparts
                   ------------
          as if each party executed one document.

              17.9 Exhibit List. The following exhibits are attached to this
                   ------------
          Agreement and incorporated by reference:

                    Exhibit 1.1 - Pine Ridge Tract
                    Exhibit 1.2 - Rector Mountain Tract
                    Exhibit 1.3 - Tract D Tract
                    Exhibit 1.4 - Tract E Tract
                    Exhibit 2   - Description of the Viatical Settlement
                                  Contracts.
                    Exhibit 4.12 - Environmental Matters Known to CDA.
                    Exhibit 11.2(a) - Form of Warranty Deed

              IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated hereinbelow.

                                   CAPITOL DEVELOPMENT OF ARKANSAS, INC.
          DATE OF EXECUTION

          3/29/99                          By: /s/ Michael G. Todd
                                                   President


                                   TRADE PARTNERS, INC.

          DATE OF EXECUTION:
                                           By: /s/ Thomas J. Smith
          3/29/99                                  President